UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934


                        Date of Report: February 28, 2005
               (Date of earliest event reported: February 24, 2005)


                                  MidNet, Inc.
             (Exact Name of Registrant as Specified in its Charter)


         Delaware                     0-32199                    95-4735256
(State of incorporation)      (Commission File Number)        (I.R.S. Employer
                                                             Identification No.)

   Suite 300-1055 West Hastings Street
        Vancouver, B.C. Canada                                     V6E 2E9
(Address of principal executive offices)                          (Zip Code)


       Registrant's Telephone Number, Including Area Code: (604) 609-6188


                                 Not applicable.
          (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

                    INFORMATION TO BE INCLUDED IN THE REPORT

SECTION 1 -- REGISTRANT'S BUSINESS AND OPERATIONS

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

Effective February 24, 2005 the registrant entered into an agreement with Linear Group LLC. The Linear Group will provide various investment banking services, investors' communications, and public relation services with industry analysts, existing shareholders, brokers, dealers and other professionals. The agreement has a term of one year and may be canceled by either party for any reason during the first ninety (90) days. Upon execution of the agreement, consideration paid to Linear Group included $5,000 cash, 250,000 shares of the registrant's restricted common stock and 400,000 stock options to acquire 400,000 shares of the registrant's common stock. The stock options have a term of three years and include certain registration rights. Half of the options are exercisable at $2.00 per share and the other half are exercisable at $3.00 per share. In addition, registrant will pay $5,000 cash per month and issue another 250,000 shares of the registrant's restricted common stock 90 days after execution of the agreement.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                       MidNet, Inc.


Date: February 28, 2005                By: /s/ Kenneth M. Fasnacht
                                           -------------------------------------
                                           Kenneth M. Fasnacht
                                           Chief Financial Officer and Treasurer